CENTRAL EUROPEAN MEDIA ENTERPRISES REPORTS OUTSTANDING SECOND QUARTER RESULTS

SECOND QUARTER
- Net Revenues Increase 35%
- Net Income from Continuing Operations Swings $23.3 Million to Positive $5.7 Million
- Segment EBITDA Increases 78%

SIX MONTHS
- Net Revenues Increase 39%
- Net Income from Continuing Operations Swings $37.0 Million to Positive $11.2 Million
- Segment EBITDA Increases 98%

HAMILTON, BERMUDA, August 5, 2004 - Central European Media Enterprises Ltd. (CME) (NASDAQ: CETV) today announced financial results for the three and six month periods ended June 30, 2004.

Compared to the second quarter of 2003, Consolidated Net Revenues for the second quarter increased 35% to $44.9 million. Operating income for the quarter increased $11.1 million to $8.8 million. In the quarter, net income from continuing operations increased $23.3 million, and fully diluted earnings per share in respect of continuing operations increased $0.85 to $0.19.

Compared to the first half of 2003, Consolidated Net Revenues for the six months to June 30, 2004 increased 39% to $80.7 million. Operating income in the first half increased $17.2 million to $14.8 million. In the first six months of 2004 net income from continuing operations improved $37.0 million to $11.2 million, and fully diluted earnings per share in respect of continuing operations increased $1.35 to $0.38.

Michael Garin, Chief Executive Officer of CME, said, "CME continues to deliver on all its operational and strategic objectives. Our ability to increase EBITDA at a significantly higher rate than our stations' impressive revenue growth is evidence of the outstanding management teams at each of our stations. This performance combined with the recent announcement of our successful acquisition of TV Nova in Croatia and the additional license in the Ukraine makes this most recent quarter a highly satisfying one for investors and management alike."

Commenting on the results, Robert Burke, President and Chief Operating Officer of CME, said, "The second quarter results demonstrate the continued acceleration of growth in all our markets. Segment EBITDA for the half-year nearly doubled due an impressive group Segment EBITDA margin of 36%, up from 25% for the comparative period last year. Our local managers continue to set the standard for creative and commercial achievement in all of our markets and remain focused on driving additional financial returns."

- continued -

Consolidated Results for the Three Months Ended June 30, 2004

Consolidated Net Revenues for the three months ended June 30, 2004 increased by 35% to $44.9 million from $33.3 million for the three months ended June 30, 2003. Operating income for the period was $8.8 million compared with a loss of $2.4 million for the three months ended June 30, 2003. Net income for the period was $6.0 million compared to $330.8 million for the three months ended June 30, 2003. Fully diluted earnings per share for the period decreased from $11.06 to $0.20 for the three months ended June 30, 2004. Excluding the one time gain of $348.4 million from discontinued operations in the Czech Republic fully diluted earnings per share in respect of continuing operations increased $0.85 to $0.19.

Headline Consolidated Results for the three months ended June 30, 2004 and 2003 were:

	CONSOLIDATED RESULTS
	For the Three Months Ended June 30, (US $000’s)
	2004	2003 (1)	US$ change	% change
Net revenues	$44,886	$33,307	$11,579	35%
Operating income/(loss)	$8,771	$(2,370)	$11,141	-
Net income from continuing operations	$5,747	$(17,567)	$23,314	-
Net income	$6,032	$330,826	$(324,794)	-
Fully diluted earnings per share	$0.20	$11.06	$(10.86)	-

(1) Restated to reflect the adoption of FASB Interpretation No. 46 (revised December 2003), "Consolidation of Variable Interest Entities" ("FIN 46 (R)").

Consolidated Results for the Six Months Ended June 30, 2004

Consolidated Net Revenues for the six months ended June 30, 2004 increased by 39% to $80.7 million from $57.9 million for the six months ended June 30, 2003. Operating income for the period was $14.8 million compared with a loss of $2.4 million for the six months ended June 30, 2003. Net income for the period was $11.2 million compared to $319.5 million for the six months ended June 30, 2003. Fully diluted earnings per share decreased from $10.68 to $0.37 for the six months ended June 30, 2004. Excluding the one time gain of $345.3 million from discontinued operations in the Czech Republic fully diluted earnings per share in respect of continuing operations increased $1.35 to $0.38.

Headline Consolidated Results for the six months ended June 30, 2004 and 2003 were:

	CONSOLIDATED RESULTS
	For the Six Months Ended June 30, (US $000’s)
	2004	2003 (1)	US$ change	% change
Net revenues	$80,734	$57,905	$22,829	39%
Operating income/(loss)	$14,793	$(2,399)	$17,192	-
Net income from continuing operations	$11,248	$(25,742)	$36,990	-
Net income	$11,203	$319,539	$(308,336)	-
Fully diluted earnings per share	$0.37	$10.68	$(10.31)	-

(1) Restated to reflect the adoption of FIN 46 (R).

Segment Results

We evaluate the performance of our television operations based on Segment(1) Net Revenues and EBITDA (earnings before interest, taxes, depreciation and amortization).

Segment Results for the Three Months Ended June 30, 2004

For the three months ended June 30, 2004 Total Segment(1) Net Revenues increased 32% to $63.1 million from $48.0 million for the three months ended June 30, 2003. Total Segment(1) EBITDA for the three months ended June 30, 2004 increased 78% to $26.1 million from $14.7 million in the three months ended June 30, 2003. Segment(1) EBITDA Margins for the three months ended June 30, 2004 and 2003 were 41% and 31%, respectively.

Our Total Segment(1) Net Revenues and Total Segment(1) EBITDA for the three months ended June 30, 2004 and 2003 were:

	SEGMENT (1) RESULTS
	For the Three Months Ended June 30, (US $000's)
	2004	2003	US$ change	% change
Total Segment Net Revenues	$63,149	$48,005	$15,144	32%
Total Segment EBITDA	$26,068	$14,659	$11,409	78%
Segment EBITDA Margin	41%	31%

(1)

Segment Data, Segment Net Revenues and Segment EBITDA include our Slovak Republic operations and certain Romanian operations that are not consolidated under US-GAAP and are all non US-GAAP measures. For a reconciliation to the most directly comparable US-GAAP financial measures, see ‘Reconciliation Between Consolidated Statements of Operations and Segment Data (non US-GAAP)’ below. We define Segment EBITDA margin as Segment EBITDA expressed as a percentage of Segment Net Revenue.

Segment Results for the Six Months Ended June 30, 2004

For the six months ended June 30, 2004 Total Segment(1) Net Revenues increased 35% to $110.9 million from $82.1 million for the six months ended June 30, 2003. Total Segment(1) EBITDA for the six months ended June 30, 2004 increased 98% to $40.0 million from $20.2 million in the six months ended June 30, 2003. Segment(1) EBITDA Margins for the six months ended June 30, 2004 and 2003 were 36% and 25%, respectively.

Our Total Segment(1) Net Revenues and Total Segment(1) EBITDA for the six months ended June 30, 2004 and 2003 were:

	SEGMENT (1) RESULTS
	For the Six Months Ended June 30, (US $000's)
	2004	2003	US$ change	% change
Total Segment Net Revenues	$110,892	$82,091	$28,801	35%
Total Segment EBITDA	$40,001	$20,219	$19,782	98%
Segment EBITDA Margin	36%	25%

(1)

Segment Data, Segment Net Revenues and Segment EBITDA include our Slovak Republic operations and certain Romanian operations that are not consolidated under US-GAAP and are all non US-GAAP measures. For a reconciliation to the most directly comparable US-GAAP financial measures, see ‘Reconciliation Between Consolidated Statements of Operations and Segment Data (non US-GAAP)’ below. We define Segment EBITDA margin as Segment EBITDA expressed as a percentage of Segment Net Revenue.

The Company will host a teleconference to discuss its results on Thursday, August 5, 2004 at 10:00 am (New York Time). To access the teleconference, please dial +1 888-858-4723  (U.S. callers) or +1 973-582-2792 (international callers) ten minutes prior to the start time. The teleconference will also be available via live webcast on the Company’s website, located at www.cetv-net.com. If you cannot listen to the teleconference at its scheduled time, there will be a replay available through August 12, 2004 that can be accessed by dialing +1 877-519-4471 (U.S. callers) or +1 973-341-3080  (international callers), passcode: 4995519. A replay will also be archived on the company’s website.

Forward-Looking and Cautionary Statements

This report contains forward-looking statements, including statements regarding the future economic climate in our markets, future investments in existing television broadcast operations, the growth potential of the advertising market, business strategies and commitments, anticipated corporate cash expenditures and the timing of the need for additional cash resources. For these statements and all other forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, affecting the financial position, results of our operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements. Important factors that contribute to such risks include, but are not limited to, the renewals of broadcasting licenses, the regulatory environment and compliance, the ability to acquire programming, the ability to attract audiences, the rate of development of advertising markets in countries where we currently operate and general market and economic conditions in these countries, the US and Western Europe.

This press release should be read in conjunction with our Form 10-Q for the period ended June 30, 2004, which was filed with the Securities and Exchange Commission on August 5, 2004, our Form 10-K for the year ended December 31, 2003 filed with the SEC on February 25, 2004, as amended by our Form 10-K/A filed with the SEC on March 12, 2004 and which contains material information.

The Company makes available, free of charge, on our website at http://www.cetv-net.com our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

Central European Media Enterprises Ltd. (CME) is a TV broadcasting company with leading stations in five countries reaching an aggregate of approximately 75 million people. The Company’s television stations are located in Croatia (Nova TV), Romania (PRO TV, Acasa, PRO Cinema), Slovenia (POP TV, Kanal A), Slovakia (Markiza TV) and Ukraine (Studio 1+1). CME is traded on the NASDAQ under the ticker symbol "CETV".

###

For additional information, please visit www.cetv-net.com or contact:

United States:	United Kingdom:
Jonathan Lesko/Michael Smargiassi (Investors) Olga Shmuklyer (Press) Brainerd Communicators, Inc. +1 212-986-6667	Wallace Macmillan Vice President Finance & Chief Financial Officer +44-20-7430-5430

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000's, except share and per share data)
(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2004	2003 (1)	2004	2003 (1)
Net revenues	$44,886	$33,307	$80,734	$57,905
STATION EXPENSES:
Operating costs	7,338	7,245	13,409	13,161
Cost of programming	15,950	12,660	29,563	23,565
Depreciation of station fixed assets and other intangibles	1,336	1,388	2,798	2,703
Total station operating costs and expenses	24,624	21,293	45,770	39,429
Station selling, general and administrative expenses	4,322	4,267	7,884	7,396
Operating income before corporate expenses	15,940	7,747	27,080	11,080
CORPORATE EXPENSES:
Corporate operating costs	4,738	4,140	7,971	6,855
Stock based compensation	2,369	5,977	4,254	6,624
Amortization of intangibles	62	-	62	-
Operating income/(loss)	8,771	(2,370)	14,793	(2,399)
Equity in income of unconsolidated affiliates	4,304	2,628	5,199	2,059
Interest income	786	2,909	2,240	3,284
Interest expense	(667)	(6,931)	(885)	(11,922)
Foreign currency exchange loss, net	(1,289)	(8,252)	(1,922)	(10,333)
Other expense	(10)	(2,754)	(781)	(3,265)
Income/(loss) before provision for income taxes, minority interest and discontinued operations	11,895	(14,770)	18,644	(22,576)
Provision for income taxes	(5,769)	(2,797)	(6,939)	(3,082)
Income/(loss) before minority interest and discontinued operations	6,126	(17,567)	11,705	(25,658)
Minority interest in income of consolidated subsidiaries	(379)	-	(457)	(84)
Net income/(loss) from continuing operations	5,747	(17,567)	11,248	(25,742)
Discontinued operations - Czech Republic:
Post-tax income/(loss) from discontinued operations (Czech Republic)	285	348,393	(45)	345,281
Net income	$6,032	$330,826	$11,203	$319,539

(1) Restated to reflect the adoption of FIN 46 (R).

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS (continued)
(US$ 000's, except share and per share data)
(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2004	2003 (1)	2004	2003 (1)

PER SHARE DATA:
Net income/(loss) per share
Continuing operations - Basic	$0.21	$(0.66)	$0.40	$(0.97)
Continuing operations - Diluted	0.19	(0.66)	0.38	(0.97)
Discontinued operations - Basic	0.01	13.17	-	13.05
Discontinued operations - Diluted	0.01	11.65	-	11.54
Total net income - Basic	0.22	12.50	0.40	12.08
Total net income - Diluted	$0.20	$11.06	$0.37	$10.68

Weighted average common shares used in computing per share amounts (2):
Basic (‘000s) (3)	28,034	26,459	28,034	26,459
Diluted (‘000s) (3)	29,977	29,911	29,977	29,911

(1) Restated to reflect the adoption of FIN 46 (R).

(2) All per share data has been adjusted for the two-for-one stock splits which occurred on January 10, 2003 and November 5, 2003.

(3) Diluted EPS for the six and three months ended June 30, 2004 includes the impact of 1,943,151 options to purchase common stock then outstanding. Diluted EPS for the six and three months ended June 30, 2003 includes the impact of 3,451,716 options to purchase common stock then outstanding.

Segment Data

We manage our business on a geographic basis, and review the performance of each geographic segment using data that reflects 100% of operating and license company results. Our segments as of June 30, 2004 and 2003 were comprised of Romania, the Slovak Republic, Slovenia and Ukraine.

We evaluate the performance of our segments based on Segment EBITDA. Segment EBITDA includes STS and Markiza (our operating and license companies in the Slovak Republic) and certain Romanian operations which are not consolidated under US GAAP.

Segment EBITDA is determined as segment net income/loss, which includes costs for program rights amortization, before interest, taxes, depreciation and amortization of intangible assets. Items that are not allocated to our segments for purposes of evaluating their performance, and therefore are not included in Segment EBITDA, include:

•	expenses presented as corporate expenses in our consolidated statements of operations (i.e., corporate operating costs and stock-based compensation);
•	changes in the fair value of derivatives;
•	foreign currency exchange gains and losses;
•	certain unusual or infrequent items (e.g., gains and losses/impairments on assets or investments); and
•	amortization of intangibles.

Segment EBITDA is also used as a target for management bonuses.

Below is a table showing our Segment EBITDA by operation and reconciling these figures to our consolidated US GAAP results for the three and six months ended June 30, 2004 and 2003:

Reconciliation Between Consolidated Statements of Operations
and Segment Data (non US-GAAP)

	SEGMENT FINANCIAL INFORMATION
	For the Three Months Ended June 30,
	(US$ 000's)
	Segment Net Revenues (1)		Segment EBITDA
	2004	2003	2004	2003
Country
Romania (2)	$18,702	$13,760	$5,920	$3,588
Slovak Republic (MARKIZA TV)	17,448	14,698	8,393	5,524
Slovenia (POP TV and KANAL A)	13,751	11,100	6,860	4,354
Ukraine (STUDIO 1+1)	13,248	8,447	4,895	1,193
Total Segment Data	$63,149	$48,005	$26,068	$14,659

Reconciliation to Consolidated Statement of Operations:
Consolidated Net Revenues / Income/(loss) before provision for income taxes, minority interest and discontinued operations	$44,886	$33,307	$11,895	$(14,770)
Corporate operating costs	-	-	4,738	4,140
Stock-based compensation	-	-	2,369	5,977
Amortization of intangibles	-	-	62	-
Unconsolidated Equity Affiliates (3)	18,263	14,698	8,792	5,524
Station Depreciation	-	-	1,336	1,388
Equity in (income)/loss of unconsolidated equity affiliates	-	-	(4,304)	(2,628)
Interest income	-	-	(786)	(2,909)
Interest expense	-	-	667	6,931
Foreign currency exchange (gain)/loss, net	-	-	1,289	8,252
Other (income)/expense	-	-	10	2,754
Total Segment Data	$63,149	$48,005	$26,068	$14,659

(1) All net revenues are derived from external customers. There are no inter-segmental revenues.

(2) Romanian networks are PRO TV, PRO CINEMA, ACASA, PRO TV INTERNATIONAL and PRO FM.

(3) Unconsolidated equity affiliates are STS in the Slovak Republic and Media Pro in Romania.

	SEGMENT FINANCIAL INFORMATION
	For the Six Months Ended June 30,
	(US$ 000's)
	Segment Net Revenues (1)		Segment EBITDA
	2004	2003	2004	2003
Country
Romania (2)	$32,787	$23,008	$10,238	$5,061
Slovak Republic (MARKIZA TV)	29,343	24,186	9,724	6,436
Slovenia (POP TV and KANAL A)	23,408	18,909	10,787	6,350
Ukraine (STUDIO 1+1)	25,354	15,988	9,252	2,372
Total Segment Data	$110,892	$82,091	$40,001	$20,219

Reconciliation to Consolidated Statement of Operations:
Consolidated Net Revenues / Income/(loss) before provision for income taxes, minority interest and discontinued operations	$80,734	$57,905	$18,644	$(22,576)
Corporate operating costs	-	-	7,971	6,855
Stock-based compensation	-	-	4,254	6,624
Amortization of intangibles	-	-	62	-
Unconsolidated Equity Affiliates (3)	30,158	24,186	10,123	6,436
Station Depreciation	-	-	2,798	2,703
Equity in (income)/loss of unconsolidated equity affiliates	-	-	(5,199)	(2,059)
Interest income	-	-	(2,240)	(3,284)
Interest expense	-	-	885	11,922
Foreign currency exchange (gain)/loss, net	-	-	1,922	10,333
Other (income)/expense	-	-	781	3,265
Total Segment Data	$110,892	$82,091	$40,001	$20,219

(1) All net revenues are derived from external customers. There are no inter-segmental revenues.

(2) Romanian networks are PRO TV, PRO CINEMA, ACASA, PRO TV INTERNATIONAL and PRO FM.

(3) Unconsolidated equity affiliates are STS in the Slovak Republic and Media Pro in Romania.